SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549


                                  FORM 8-K


                               CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 13, 1999

                         SCIENCE DYNAMICS CORPORATION
              (Exact name of registrant as specified in charter)

        Delaware                0-10690                22-2011859
   (State or other           (Commission             (IRS Employer
    jurisdiction             File Number)          Identification No.)
   of incorporation)


                           1919 Springdale Road
                      Cherry Hill, New Jersey  08003
                 (Address of principal executive offices)


Registrant's telephone number, including area code(609) 424-0068

                                FORM 8-K

ITEM 5.  OTHER EVENTS.

The Company has received $600,000 of a $1,000,000 maximum private offering of its common stock at $.50 per share.

On January 13, 1999, as one of the conditions of the private offering, Golden Phoenix Limited Partnership terminated a warrant dated as of March 23, 1996 granting the right to Golden Phoenix to purchase 2,000,000 shares of the common stock of the Company, in consideration of the payment to Golden Phoenix of $20,000, the initial purchase price for the said warrants ($.01 per warrant).

As a further condition of the offering, the Company also entered into an agreement, which the parties mutually agreed would be effective December 10, 1998, with Alan C. Bashforth, President and CEO of the Company, to terminate a certain letter agreement dated September 11, 1996 which granted Mr. Bashforth the right to receive a maximum of 2,000,000 warrants pursuant to the schedule of earn-outs.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     a.    N/A

     b.    N/A

     c.    Exhibits

           none

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SCIENCE DYNAMICS CORPORATION

                                            /s/  Joy C. Hartman
                                          -------------------------------
                                           By:  Joy C. Harman
                                                Executive Vice President,
                                                CFO, Secretary and
                                                Treasurer

Dated:  January 29, 1999